UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2020

Trxade Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39199	46-3673928
(Commission File Number)	(I.R.S. Employer Identification No.)

3840 Land O’ Lakes Blvd

Land O’ Lakes, Florida 34639

(Address of principal executive offices zip code)

800-261-0281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater below in Item 5.02, which information is incorporated into this Item 3.02 by reference, effective on May 5, 2020, the Board of Directors (the “Board”) and Compensation Committee of the Board of Trxade Group, Inc. (the “Company”) amended the performance metrics which Suren Ajjarapu, the Company’s Chief Executive Officer was required to meet in order to vest 49,020 shares of restricted stock which were previously issued to Mr. Ajjarapu under and pursuant to the Company’s 2019 Equity Compensation Plan (the “Plan”) effective on April 14, 2020, in connection with the Company’s entry into an employment agreement with Mr. Ajjarapu effective on such date.

To the extent such amendment to the metrics constitutes an issuance of shares which were “sold or offered” (and not issued under a no-sale theory), we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such issuance, since the foregoing issuance did not involve a public offering, the recipient was (a) an “accredited investor”; and (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended Employment Agreement and Restricted Stock Vesting Terms with Suren Ajjarapu, Chief Executive Officer

As previously reported in the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on April 14, 2020, effective on April 14, 2020, we entered into a new employment agreement with Mr. Suren Ajjarapu, our Chief Executive Officer, which replaced and superseded his prior employment agreement with the Company.

As partial consideration pursuant to the terms of the employment agreement, we issued Mr. Ajjarapu 49,020 shares of restricted common stock (the “Restricted Stock”), which were to vest to Mr. Ajjarapu in the event the Company met certain performance metrics for the year ended December 31, 2020. On May 5, 2020, the Board of Directors and the Compensation Committee of the Board of Directors approved an amendment to such performance metrics, which now provides that (1) if the Company meets a revenue goal of at least $12.5 Million for fiscal 2020, 34,314 of the shares of Restricted Stock will vest; (2) if the Company’s net operating income is 10% of total sales for fiscal 2020, 9,804 of the shares of Restricted Stock will vest; and (3) if Bonum Health achieves 7,500 app downloads during fiscal 2020, 4,902 shares of the Restricted Stock will vest (the “Amended Metrics”).

The parties also entered into a First Amendment to Employment Agreement and a new Restricted Stock Grant Agreement on May 5, 2020, to evidence and document the Amended Metrics and in the case of the First Amendment to Employment Agreement, provide for a one-time increase in the maximum performance bonus payable to Mr. Ajjarapu in 2020 (which originally had a maximum limit of $300,000, the amount of Mr. Ajjarapu’s base salary), to increase such maximum performance bonus to $360,787.20, the value of the Restricted Stock based on the Amended Metrics, on the date approved by the Board of Directors (i.e., $7.36 (the closing sales price of the Company’s common stock on May 5, 2020) x 49,020 shares), to allow for the increase in the value of the Restricted Stock between the date originally granted and the date of the adoption of the Amended Metrics.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1

April 14, 2020 Executive Employment Agreement with Suren Ajjarapu (Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 16, 2020, and incorporated herein by reference (File No. 001-39199)).

10.2*	First Amendment to Executive Employment Agreement with Suren Ajjarapu dated May 5, 2020

10.3*	Restricted Stock Grant Agreement (Mr. Ajjarapu 2020 Performance Bonus)(Updated) May 5, 2020

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRXADE GROUP, INC.

Date: May 7, 2020	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	April 14, 2020 Executive Employment Agreement with Suren Ajjarapu (Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 16, 2020, and incorporated herein by reference (File No. 001-39199)).

10.2*	First Amendment to Executive Employment Agreement with Suren Ajjarapu dated May 5, 2020

10.3*	Restricted Stock Grant Agreement (Mr. Ajjarapu 2020 Performance Bonus)(Updated) May 5, 2020

* Filed herewith.